United States Securities and Exchange Commission
                             Washington D.C. 20549

                                    FORM 8-K/A

                          Date of Report March 5, 2003

                         Art's-Way Manufacturing Co., Inc.

       Delaware		          000-05131		   42-0920725
  (State jurisdiction	   (Commission file Number)	  (IRS Employer
   of Incorporation)					Identification No.)

                    Highway 9 West, Armstrong, Iowa 50514


Item 4. Change to the Registrant's Certifying Accountant

On March 5, 2003, Art's-Way Manufacturing Co., Inc. dismissed KPMG, LLP ("KPMG") as the Company's principal accountants and engaged McGladrey & Pullen, LLP as the principal accountants. The decision to change principal accountants was recommended by the Audit Committee and approved by the Board of Directors.

In connection with the audits of the two fiscal years ended November 30, 2002 and 2001, and the subsequent interim period through March 5, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports.

The audit reports of KPMG on the financial statements of the Company as of and for the years ended November 30, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to audit scope or accounting principles.

On March 5, 2003 the Company engaged McGladrey & Pullen, LLP as the Company's new principal accountants for the fiscal year 2003. The Registrant did not consult with McGladrey & Pullen, LLP regarding any matters prior to its engagement.

Item 7.   Financial Statements and Exhibits

         (a) Financial statements of business acquired.

             Not Applicable

         (b) Pro Forma financial information

             Not Applicable

         (c) Index to Exhibits.

         Exhibit 16. Letter from KPMG LLP pursuant to item 304 (a) (3) of regulation S-B


                                  Signatures

Pursuant to the requirements of the securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                      Art's-Way Manufacturing Co., Inc.

				By signed:     (s) John C. Breitung
						John C. Breitung
						President